UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

UNITED BANCSHARES, INC/OH
(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Progressive Drive, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 659-2141

N/A
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	UBOH	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 18, 2021, United Bancshares, Inc. issued a press release announcing that its Board of Directors authorized an expansion of its common stock repurchase program from 600,000 to 800,000 shares. Under the Company’s ongoing repurchase program, which commenced in July 2005, the Company to date has repurchased approximately 413,205 shares. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Release dated November 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: November 18, 2021	By:	/s/ Brian D. Young
Brian D. Young
President and Chief Executive Officer